UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2009

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2009, Ditech Networks, Inc. and Lamassu Holdings L.L.C. and certain of its affiliates (collectively, “Lamassu”), entered into a letter agreement pursuant to which each of Alan Howe and Frank J. Sansone will be nominated to be elected to the Ditech Networks board of directors (the “Board”) at the upcoming Ditech Networks, Inc. 2009 Annual Meeting of Stockholders.  Mr. Howe and Mr. Sansone will replace Mr. Gregory Avis and Dr. Andrei Manoliu, who will not be standing for reelection at the upcoming 2009 Annual Meeting of Stockholders.

In addition to the nomination of each of Mr. Howe and Mr. Sansone for election to the Board, the letter agreement also provides that:

•                                          If Mr. Sansone is unable to serve as a director at a time when Lamassu owns at least 5% of the Ditech Networks common stock, Ditech Networks will appoint a replacement director designated by Lamassu and reasonably acceptable to Ditech Networks (which replacement director shall not be Timothy Leehealey);

•                                          Mr. Sansone and any replacement director will sign a conditional resignation from the Board, which may be accepted by the Board in the event that Lamassu’s beneficial ownership of Ditech Networks common stock falls below 5% of the outstanding Ditech Networks common stock;

•                                          Lamassu will vote all of the shares it beneficially owns in support of the slate of directors nominated by the Board for the 2009 Annual Meeting (and will not support or participate in any “withhold the vote” or similar campaign, or support any other nominees other than the slate of directors nominated by the Board);

•                                          Lamassu withdrew its previously announced notice of its intent to nominate directors with respect to the Ditech Networks 2009 Annual Meeting of Stockholders;

•                                          For a period ending 90 days from the date of the Ditech Networks 2009 Annual Meeting, Lamassu will not (i) make any public statement regarding Ditech Networks, the Board or any of Ditech Networks’ officers, directors or employees, except for the press release attached to the agreement or as may be required by law, or (ii) disparage Ditech Networks, the Board, or any of Ditech Networks’ officers, directors or employees, in any manner, including in any manner which could be harmful to Ditech or its business, the Board or its reputation, or the business reputation or personal reputation of any officer, director or employee of Ditech.

A copy of the letter agreement is attached as Exhibit 10.1 hereto, and the description above is qualified by reference to the full agreement as attached.  On September 2, 2009, Ditech Networks released a press release relating to the letter agreement, the form of which is attached as Schedule B to the letter agreement.

As a director, each of Mr. Howe and Mr. Sansone will be eligible to receive cash compensation paid to all non-management directors of Ditech Networks, and to receive the automatic grant of equity awards.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Settlement Agreement, dated September 2, 2009, between Ditech Networks, Inc. and Lamassu Holdings L.L.C and affiliates

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH NETWORKS, INC.

Dated: September 3, 2009	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement, dated September 2, 2009, between Ditech Networks, Inc. and Lamassu Holdings L.L.C and affiliates